PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
January 5, 2017

Contact: Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. UPDATES EARNINGS PER SHARE GUIDANCE

New York, NY - PVH Corp. [NYSE: PVH] announced today that it currently expects its earnings per share on both a GAAP and non-GAAP basis for the fourth quarter and full year 2016 to be at least at the top end of its guidance ranges previously announced on November 30, 2016.

With a history going back over 130 years, PVH Corp. has excelled at growing brands and businesses with rich American heritages, becoming one of the largest apparel companies in the world. We have over 30,000 associates operating in over 40 countries and over $8 billion in annual revenues. We own the iconic Calvin Klein, Tommy Hilfiger, Van Heusen, IZOD, ARROW, Speedo*, Warner's and Olga brands and market a variety of goods under these and other nationally and internationally known owned and licensed brands.
*The Speedo brand is licensed for North America and the Caribbean in perpetuity from Speedo International, Ltd.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s earnings estimates, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged, and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from its acquisitions; (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and divestitures and issues arising with acquisitions, divestitures and proposed transactions, including, without limitation, the ability to integrate an acquired entity or business into the Company with no substantial adverse effect on the acquired entity’s, the acquired business’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance, and the disposal of the net assets of a divested entity; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; (ix) the Company’s results could be adversely affected by the strengthening of the U.S. dollar against foreign currencies in which we transact significant levels of business; (x) the Company’s retirement plan expenses recorded throughout the year are calculated using actuarial valuations that incorporate assumptions and estimates about financial market, economic and demographic conditions, and differences between estimated and actual results give rise to gains and losses that are recorded immediately in earnings, generally in the fourth quarter of the year; and (xi) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Certain earnings per share guidance referenced in this press release is on a non-GAAP basis, as defined under SEC rules. A reconciliation of this measure is included in the Company’s 2016 third quarter earnings press release issued on November 30, 2016, as well as the Company’s Current Report on Form 8-K furnished to the SEC in connection with the November 30, 2016 earnings press release, which are available on the Company’s website at www.pvh.com and the SEC’s website at www.sec.gov, respectively.

Earnings per share guidance in this release speaks as of January 5, 2017, the date on which it was made. The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding earnings, whether as a result of the receipt of new information, future events or otherwise.

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